As filed with the Securities and Exchange Commission on January 15, 2008

Registration No. 333-108426

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 8
TO FORM S-11
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

(Exact name of registrant as specified in its governing instruments)

C/O BOSTON CAPITAL CORPORATION

ONE BOSTON PLACE, SUITE 2100

BOSTON, MA 02108-4406

TELEPHONE:  (617) 624-8900

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

JEFFREY H. GOLDSTEIN, PRESIDENT

BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

ONE BOSTON PLACE, SUITE 2100

BOSTON, MA 02108-4406

TELEPHONE:  (617) 624-8900

 (Name, address, including zip code, and telephone number,
including area code, of agent for service)

GILBERT G. MENNA

SUZANNE D. LECAROZ

GOODWIN PROCTER LLP

EXCHANGE PLACE

BOSTON, MA 02109

(617) 570-1000

Approximate date of commencement of proposed sale to the public: This Post-Effective Amendment No. 8 to the Boston Capital Real Estate Investment Trust, Inc. Registration Statement on Form S-11 (Registration No. 333-108426) is being filed to deregister all of the securities that remained unsold as of January 15, 2008.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

TERMINATION OF REGISTRATION

This Post-Effective Amendment No. 8 relates to the Registration Statement on Form S-11 (Registration No. 333-108426) (the “Registration Statement”) of Boston Capital Real Estate Investment Trust, Inc. (the “Company”).

On January 15, 2008, pursuant to the terms of that certain Agreement and Plan of Merger, dated as of October 23, 2007, by and among the Company, BC Acquisition Investors, LLC, a Delaware limited liability company, and BC Acquisition Sub, LLC, a Delaware limited liability company and a wholly-owned subsidiary of BC Acquisition Investors, LLC, the Company will merge with and into BC Acquisition Sub, LLC (the “Merger”).

In connection with the Merger, the Company hereby removes from registration all of its securities registered pursuant to the Registration Statement that remain unissued.

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SIGNATURES

                Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 8 to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 15th day of January, 2008.

BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ JEFFREY H. GOLDSTEIN
Jeffrey H. Goldstein
President and Chief Operating Officer

                Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

*	Chairman, Chief Executive Officer, Director	January 15, 2008
John P. Manning	(principal executive officer)

/s/ JEFFREY H. GOLDSTEIN	President, Chief Operating Officer, Director	January 15, 2008
Jeffrey H. Goldstein

*	Senior Vice President, Chief Financial	January 15, 2008
Marc N. Teal	Officer, Treasurer, Secretary (principal
financial and accounting officer)

*	Director	January 15, 2008
Philip S. Cottone

*	Director	January 15, 2008
Nicholas L. Iacuzio

*	Director	January 15, 2008
Kevin C. Phelan

*              Pursuant to Power of Attorney

/s/ JEFFREY H. GOLDSTEIN
Jeffrey H. Goldstein
Attorney-in-Fact

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